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                                                               Exhibit (10)(m)

                              GUILFORD MILLS, INC.

                           RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT is entered into this 12th day of February, 1996, by and between Guilford Mills, Inc. (the "Company") and John A. Emrich (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company has approved the grant of restricted stock to the Executive pursuant to the terms and conditions of the Company's 1989 Restricted Stock Plan (the "Plan").

         NOW, THEREFORE, the Company and the Executive hereby agree as follows:

         1. Restricted Stock Award. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby awards to the Executive 20,000 shares of Company Common Stock, par value $.02 per share, the vesting of which shall be subject to the Executive's continued employment with the Company as described below (the "Restricted Stock").

         2. Restrictions. The following restrictions apply to each share of Restricted Stock until it vests in accordance with Section 3 below: (i) one or more stock certificates representing the Restricted Stock will be issued in the Executive's name, but will be held in custody by the Company or an escrow agent appointed by the Company; (ii) the Executive shall not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Restricted Stock; (iii) dividends on the Restricted Stock will be subject to the provisions set forth in Section 4 below; and (iv) upon termination of the Executive's employment with the Company or a Subsidiary, as defined in the Plan, for any reason whatsoever the Executive shall automatically forfeit any and all rights, claims or interests in the Restricted Stock not then vested, and in any dividends or interest thereon, unless the Compensation Committee of the Company's Board of Directors determines otherwise in its sole and absolute discretion, except that if the Executive's employment with the Company or a Subsidiary is terminated Without Cause, as hereinafter defined in Section 11, or by reason of death or disability, then the Executive, or his estate, as the case may be, shall become vested in the Restricted Stock, and all dividends and interest paid thereon, on the date of such termination.

         3. Vesting of Restricted Stock. Subject to the Executive's continuous employment with the Company or a Subsidiary from and after the date of this Agreement, the Executive shall become vested in 4,000 shares of Restricted Stock on each of

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November 16, 1996, November 16, 1997, November 16, 1998, November 16,
1999 and November 16, 2000 (each such date a "Vesting Date").

         4. Dividends. Dividends on each share of Restricted Stock shall be paid to the escrow agent appointed by the Company. The escrow agent shall invest the escrowed dividends and, to the extent the annual yield thereon is less than 9%, the Company shall make payments to the escrow agent from time to time so that dividends held in escrow shall be credited with interest at the rate of 9% per annum, compounded annually. Earnings on escrowed dividends in excess of 9% per annum shall be paid to the Company. The Executive shall be entitled to receive the dividends paid on each share of Restricted Stock and held in escrow, together with interest thereon at the rate of 9% per annum, at the same time he becomes vested in that share of Restricted Stock under the vesting provisions set forth in Section 3 above.

         5. Change in Control. Notwithstanding the foregoing, if there is a Change in Control of the Company (as defined in the Plan), all shares of Restricted Stock not previously forfeited will immediate vest, and the Executive shall be entitled to receive any dividends previously paid on the Restricted Stock and then held in escrow, together with interest thereon, provided, however, that in the event of any conflict between the provisions of this Section and any other contract or arrangement between the Executive and the Company relating to a Change in Control of the Company, the provisions of such other contract or arrangement shall control.

         6. Delivery of Restricted Stock; Voting. Subject to the provisions of the Plan and this Agreement, upon the vesting of any shares of Restricted Stock, the Executive shall thereupon become entitled to receive a stock certificate evidencing such shares. The Executive shall have the right to vote Restricted Stock issued in his name on all matters that come before the stockholders of the Company.

         7. Regulatory Compliance and Listing. The issuance or delivery of any stock certificates representing vested shares of Restricted Stock may be postponed by the Company for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to deliver any vested shares of Restricted Stock to the Executive if the Company believes that such delivery would constitute a violation of any governmental authority or any national securities exchange.

         8. Investment Representations and Related Matters. The Executive hereby represents that the Restricted Stock awarded him pursuant to this Agreement is being acquired for investment and not for sale or with a view to distribution thereof. The Executive acknowledges and agrees that any sale or distribution of shares of Restricted Stock that have become vested may be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the
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"Act"), which Registration Statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Executive hereby consents to such action as the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Restricted Stock (whether or not vested) and delivering stop transfer instructions to the Company's transfer agent.

         9. Withholding. The Executive acknowledges that the Company will have certain withholding obligations when he becomes vested in shares of Restricted Stock. It shall be a condition to his receipt of a stock certificate covering shares of Restricted Stock that have vested and to his receipt of dividends previously paid on such shares and interest thereon that the Executive pay to the Company such amounts as it is required to withhold or, with the consent of the Company, otherwise provide for the discharge of the Company's withholding obligations. If any such payment is not made by the Executive, the Company or any Subsidiary may deduct the amounts required to be withheld, plus interest thereon, from payments of any kind to which the Executive would otherwise be entitled.

         10. No Right To Continued Employment. This Agreement does not confer upon the Executive any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Executive's employer to terminate his employment at any time for any reason or no reason.

         11. Restrictive Covenants. In consideration of the Restricted Stock award evidenced by this Agreement and to induce the Company to award such stock, the Executive agrees as follows:

                  (a) As used in this Section, the following terms shall have the meaning ascribed to them below:

                  "Business" shall mean the business of developing, knitting, weaving, dyeing and finishing, designing, printing or marketing textile yarns or fabrics for clothing, apparel or home furnishings or for automotive, upholstery or industrial applications and any other business or businesses in which Guilford is engaged during the Executive's employment with Guilford.

                  "Cause" shall mean (i) the Executive's willful and continued failure to perform substantially the duties assigned to him by Guilford (other than by reason of illness or mental or physical disability or incapacity) after a written demand for substantial performance is delivered to the Executive by any officer of Guilford, which demand
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specifically identifies the manner in which the Executive has not substantially performed his duties, provided that such duties are reasonably capable of being performed by the Executive in light of the Executive's then training, knowledge and experience or are reasonably capable of being performed by the Executive after receiving proper training; (ii) actions by the Executive that violate policies of Guilford which have been announced within 30 days of the Executive's receipt of written notice of such violation from an officer of Guilford; (iii) theft or misappropriation of Guilford's assets by the Executive; or (iv) any act by the Executive that constitutes an act of moral turpitude which materially injures Guilford or materially affects the Executive's ability to perform his duties.

                  "Competitive Company" shall mean any person, corporation, association, joint venture, partnership, limited liability company or other business entity that engages in any part of the "Business" in competition with Guilford.

                  "Guilford" shall mean the Company or any of its subsidiaries, affiliated companies, successors or assigns.

                  "Restrictive Period" shall mean a period of two years following the Executive's voluntary termination of his employment with Guilford or the termination of his employment by Guilford for Cause; provided, however, that the Restrictive Period shall be extended for an additional period equal to any period during which the Executive is in violation of any provisions of
Section 11(d) below.

                  "Territory" - (i) The Executive acknowledges and agrees that Guilford does business on a nationwide basis, with customers throughout the country, and that the breach of the Executive's covenants contained herein would immeasurably and irreparably damage Guilford, regardless of the area of the country in which the activities constituting such breach were to occur. Accordingly, the area in which the terms and provisions of these covenants shall apply (the "Territory") shall be the entire United States.

                                    (ii) In the event that the preceding
subparagraph shall be determined by judicial action to define too broad a territory to be enforceable, the Territory shall consist of the following states: California, Georgia, Illinois, Michigan, New York, North Carolina and Pennsylvania as well as any other state of the United States in which Guilford, during the continuation of the Executive's employment with the Company or during the Restrictive Period, has any customers.

                  "Without Cause" shall mean termination of the Executive's employment by Guilford for reasons other than Cause.

                  (b) The Executive acknowledges that by reason of his position with Guilford he is and will be acquainted with confidential and privileged information relating to customer files and special customer information, vendor sources and information, production methods and techniques, promotional materials and information, financings, mergers, acquisitions, selective personnel information and confidential processes, designs,

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ideas, machinery, plans, devices and materials, and other similar matters treated by Guilford as confidential (the "Confidential Information") and that use of the Confidential Information against Guilford might seriously damage Guilford in its Business. The Executive further acknowledges that Guilford is engaged in manufacturing textile products at various locations in the United States for sale throughout the United Sates and that his duties and responsibilities cover various aspects of Guilford's manufacturing and sales operation.

                  (c) The Executive agrees that he will not, without the prior written consent of Guilford, divulge, furnish, or make accessible to any third person, company or other organization or entity (other than in the regular course of Guilford's business) any Confidential Information; provided, however, that this covenant shall not apply to any Confidential Information that was rightfully in the Executive's possession prior to Guilford's disclosure thereof to him, that is or becomes through no fault of the Executive generally available to the public or that is independently developed and supplied to the Executive by a source other than Guilford.

                  (d) During the continuation of his employment with Guilford and during the Restrictive Period if his employment is terminated by him voluntarily or by Guilford for Cause, the Executive shall not, directly or indirectly, within the Territory:

                           (A) own, manage, operate, control, be employed by,
render advisory services to, support or assist (by loans or otherwise), participate in or be connected in the management or control of any Competitive Company, unless his affiliation with such Competitive Company is not related in any way, directly or indirectly, to the manufacture and/or sale of textile products of the same kind or a like nature as the products manufactured and/or sold by Guilford at the time his employment terminates; or

                           (B) solicit or attempt in any manner to persuade or
influence any present or future
customer of Guilford to divert its purchases of textile products or services from Guilford to any Competitive Company.

                  (e) In the event of any breach or threatened breach of the provisions of this Section 11 by the Executive, Guilford, in addition to any other rights and remedies it may have, shall be entitled to an injunction restraining such breach or threatened breach, it being stipulated and agreed that a breach by the Executive would cause irreparable damage to Guilford and that its remedies at law would be inadequate. The existence of any claim or cause of action on the part of the Executive against Guilford shall not constitute a defense to the enforcement of these provisions. The Executive agrees that the terms of the foregoing covenants, including, without limitation, the Restrictive Period and the Territory, are reasonable in all respects and necessary for the protection of Guilford, and represents and warrants to Guilford that he will be able to support himself and his dependents notwithstanding the covenants. If any court of competent jurisdiction shall finally adjudicate that any of the covenants provided for herein are too broad as to area, activity or time covered, such area, activity or time covered may be reduced to whatever
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extent the court deems reasonable and the covenants herein and the remedy of injunctive relief may be enforced as to such reduced area, activity or time.

         12.      Miscellaneous.

                  (a) The Plan and this Agreement shall be construed by and administered under the supervision of the Compensation Committee of the Board of Directors of the Company, and all determinations of the Compensation Committee shall be final and binding on the Executive.

                  (b) Nothing in the Plan or this Agreement will restrict or limit in any way the right of the Board of Directors of the Company to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

                  (c) The Executive hereby irrevocably constitutes and appoints Terrence E. Geremski and Charles A. Hayes, or either of them, as his true and lawful agents and attorneys in fact, with full power to appoint a substitute or substitutes to act hereunder, (i) to sign in his name and on his behalf, stock certificates and stock powers covering some or all of the Restricted Stock, checks and other negotiable instruments evidencing dividends paid on the Restricted Stock, and to sign such other documents and instruments and to take such other action as either of the attorneys-in-fact deems necessary or desirable to carry out the terms of this Agreement; (ii) to transfer shares of Restricted Stock in accordance with the terms of this Agreement; and (iii) to deposit, invest, reinvest and transfer, in accordance with the terms of this Agreement, dividends paid on the Restricted Stock and interest thereon. This power, being coupled with an interest, is irrevocable. The Executive agrees to execute such other stock powers and documents as may be reasonably requested from time to time by the Company to effectuate the terms of this Agreement.

                  (d) The Executive hereby agrees to be bound by all of the terms and provisions of the Plan, as amended, a copy of which is available to him upon request.

                  (e) Any notice to be given hereunder to the Company shall be sent by mail addressed to the Company at its principal offices, 4925 West Market Street, Greensboro, North Carolina 27407, Attention: General Counsel, and any notice hereunder to the Executive shall be sent by mail addressed to him at his current address as reflected in the personnel records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address.

                  (f) This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

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                  (g) This Agreement, which constitutes the entire agreement of the parties with respect to the Restricted Stock, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The parties consent to and agree that, jurisdiction and venue shall rest in the courts of North Carolina for the purpose of settling all claims, disputes or controversies arising out of or relating to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      GUILFORD MILLS, INC.

                                      By:  /s/ Terrence E. Geremski
                                         ------------------------------
                                      Name:  Terrence E. Geremski
                                           ---------------------------
                                      Title:   Vice President/Chief
                                            ---------------------------
                                      Financial Officer and Treasurer



                                               /s/ John A. Emrich
                                            -----------------------
                                                  John A. Emrich